
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Consolidated Income Statement of GATX and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                              11
<SECURITIES>                                         0
<RECEIVABLES>                                      799<F1>
<ALLOWANCES>                                        95
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F2>
<PP&E>                                            3720
<DEPRECIATION>                                    1469
<TOTAL-ASSETS>                                    3644
<CURRENT-LIABILITIES>                                0<F2>
<BONDS>                                           1792<F3>
<COMMON>                                            14
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          3
<OTHER-SE>                                         665
<TOTAL-LIABILITY-AND-EQUITY>                      3644
<SALES>                                              0
<TOTAL-REVENUES>                                   288
<CGS>                                                0
<TOTAL-COSTS>                                      137<F4>
<OTHER-EXPENSES>                                    41<F5>
<LOSS-PROVISION>                                     6
<INTEREST-EXPENSE>                                  39
<INCOME-PRETAX>                                     34<F6>
<INCOME-TAX>                                        15
<INCOME-CONTINUING>                                 26
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        26
<EPS-PRIMARY>                                     1.11
<EPS-DILUTED>                                     1.06

<F1>Receivables consists of three components:  Trade Accounts of 83 million,
Finance Leases of 498 million and Secured Loans of 218 million.
<F2>Not applicable because GATX has an unclassified balance sheet.
<F3>Bonds consists of two components:  Long-term Debt of 1,543 million and
Capital Lease Obligations of 249 million. Short-term Debt is not included in this value.
<F4>Total Costs represents Operating Expenses on the Consolidated Income
Statement.
<F5>This value represents Provision for Depreciation and Amortization on the
Consolidated Income Statement.
<F6>This value represents Income Before Income Taxes and Equity in Net
Earnings of Affiliated Companies.


